Exhibit 10.10

                                    XENACARE

Alan Xenakis, MD, ScD, MPH
President/CEO
7700 Congress Avenue
Suite 3208
Boca Raton, Florida  33487
561-999-0126

To:      Rik J. Deitsch, Ph.D.
From:    Alan P. Xenakis, MD
Date:    September 28, 2004
RE:      Letter of Intent between XenaCare and NutraPharma
--------------------------------------------------------------------------

Dear Dr. Deitsch:

Thank you for the opportunity to provide Site of Care Investment and Dividend
Reinvestment Management Services to NutraPharma.

This Letter of Intent (LOI) summarizes the conversations with XenaCare (Frank
Rizzo and myself), our mutual staffs and you from February 22, 2004 to September
24, 2004. This LOI will serve as the basis of the agreement between us.

XenaCare (Manager) will perform services as described in the original exhibit attached to this letter for NutraPharma (Investor).

In summary, XenaCare will make all decisions to invest in the opening of 15
Sites of Care reflecting current costs of opening sites of care at a $250,000 investment and other use of Investor's investment at the Manager's sole discretion without the requirement of first consulting with the Investor for each opening.

Such investment may include, but not limited to, operating systems that help productivity and revenue generation of non-prescription pharmaceutical sales at the Site of Care such as training, marketing, and audio/teleconferencing and database management. Investor recognizes the Manager's expertise and gives
Manager full power and authority to carry out these decisions on Investor's behalf.

Providing NutraPharma follows this letter of Intent, these services will begin on November 22, 2004 and will continue at the level appropriate to the schedule of Investment and Reinvestment by the Investor.

Page two - Letter of Intent, September 28, 2004

In consideration for XenaCare's performance of these services, NutraPharma agrees to invest a minimum of $25,000 on or before each of the following dates:
October 22, 2004, November 22, 2004, and December 23, 2004. Further, NutraPharma
will place into XenaCare LLC's account the remainder of the $250,000 in one lump sum without prepayment penalty no later than February 15, 2005.

XenaCare and NutraPharma have agreed that the Investment will follow the enclosed Dividend Reinvestment Plan. Under no circumstances, however, will
NutraPharma be eligible for any cash return of investment under the terms of the previously agreed upon and attached DRIP Plan, should NutraPharma so chose, until March 15, 2006 or a minimum of one year after the final payment of its investment.

If the minimum of the above stated investment timeline is not adhered to by the
Investor then XenaCare will have the full rights to adjust the total amount of investment managed offices from 15 to whatever the total may equitably be based on the costs of the Sites of Care and lost opportunity costs at the time of the final investment.

On it's part, NutraPharma agrees to provide XenaCare on a timely basis support in identifying and enrolling Site of Care Physicians for purposes of management of the investment. Should NutraPharma not effectively assist XenaCare in identifying and enrolling Site of Care Physicians then XenaCare shall deduct the cost of said service from NutraPharma's original investment as a cost of managing NutraPharma's Investment.

If NutraPharma fulfills it's total investment obligation by no later then
February 15, 2005, participates in the DRIP plan and assists in identifying and enrolling participation SOC physicians, and only if the original investors are given an opportunity to participate in a second round of financing, then
NutraPharma shall be eligible for participation in the second round of financing opportunity in a plan consistent with the original investors.

Should a second round of financing occur, and NutraPharma achieves eligibility then NutraPharma will have a 30 day notice to participate. NutraPharma's current investment carries no voting privileges and therefore under no circumstances can
NutraPharma block any future rounds of financing that XenaCare may wish to participate in.

If this agreement accurately summarizes the terms of our earlier agreements
(attached) and conversations, please sign below on this and the attached copy.
Please also sign the Dividend Reinvestment Agreement. Retain one copy for your records and return one signed copy to me. My email address is
Axenakismd@xenacare.com. My fax number is 561-999-9086.

Sincerely,

Alan P. Xenakis, MD, Sc.D, MPH
CEO/President

Encl.

Page three - Letter of Intent, September 28, 2004

The undersigned agree to the terms and conditions set forth in this document and are authorized to execute this Letter of Agreement.

XenaCare, LLC                                        NutraPharma
By:/s/Alan P. Xenakis, MD_                           By:/s/ Rik J. Deitsch
Print Name: Alan P. Xenakis, MD                      Print Name:  Rik J. Deitsch, Ph.D.
Title: CEO, Founder and Managing Partner             Title:  CEO
Date:11/1/2004                                       Date:11/1/2004

                                   Schedule A
                      Nutra Pharma Site Of Care Investment

Parties
     XenaCare LLC, A Delaware Corporation ("Manager"), agrees to manage the
     $250,000 investment from Nutra Pharma ("Investor") in XenaCare's Site of
     Care Physician Development Program on the following terms:

The Manager
1.   XenaCare, LLC is a rapidly growing national healthcare limited liability company (the "Manager") under and pursuant to Title 6 Chapter 18 of the
     Delaware Code (the Delaware Limited Liability Company Act). The Manager
     received a certificate of formation that was executed and filed with the
     Delaware Secretary of State on the 20th day of December, 2001 pursuant to
     Section 18-20 of the Delaware Limited Liability Company Act. The Manager
     operates as a healthcare management services and product company with exclusive contract, lease rights and privileges within physician offices
     (Sites of Care) for providing to patients the benefits of protocol and product development technologies, as well as the expertise to supervise and/or manufacture, distribute, sell and/or resell FDA guideline supported non-prescription pharmaceuticals, tests, personnel and other related services. The Manager currently primarily operates in New York and Florida with its Corporate office located at 7700 Congress Avenue, Suite 3208, Boca
     Raton, Florida, 33487

Purpose
2.   The Site of Care (SOC) Investment Plan ("Plan") provides a method and opportunity for the Investor to Invest $250,000 into the opening of Fifteen
     (15) new SOC without payment of brokerage, management or service charges.

Benefits
     The requirement for investment in each Site of Care is $16,668 (15 SOC require $250,000) as per Schedule A, Exhibit 1. The Cost Requirement for
     the Manager to identify, market, cluster and contract fifteen (15) eligible
     SOC for the Plan is normally $37,500 ($2,500 per office). This Cost
     Requirement is waived for the Investor under the terms of the initial 15 offices. The Investor has declared  that it wishes to take the  Dividends from each SOC and reinvest the dividends back into new SOC openings as per
     Schedule B.

SOC Operation
3.   The Manager shall manage all new Sites of Care to maximize their productivity and effectiveness. Every reasonable attempt will be made to have the Investor's invested SOC care reach profitability and achieve dividend projections based on a resource based relative value scale as

                       XenaCare_____    Nutra Pharma_____
                                                                               1

Maintenance SOC
     depicted in Schedule A, Exhibit 3, Resource Based Relative Value Evaluation
     and Schedule A, Exhibit 4, Dividend Schedule. If however, an SOC, for reasons not the fault of the Manager, becomes unfavorable to Administrate and Operate as determined by the Manger with a full-time Nurse Educator then the Investor shall continue to receive its Dividend from its
     Investment for as long as sold NPP's generate revenue from the SOC. This
     SOC shall be designated as a Maintenance SOC.

     There are no brokerage commissions, service charges or management fees for the Manager to administrate the resource based relative value plan.

     The Investor shall receive quarterly statements as to all Sites of Care that it has an Investment in as well as the status and schedule for the reinvestment of all dividend assets generated from its original investment.

     Participation in an Invested SOC may be terminated at any time by the
     Investor. Cancellation shall become effective 60 days after certified mail
     Receipt by the Manager of such a cancellation.

Non-Assignability
4.   The Right to participate in the Resource Based Relative Value Plan is not assignable by the Investors to any other entity

Purchase Price
5.   The purchase price of the original 15 Sites Of Care purchased by the
     Manager on behalf of the Investor is $16,668 per Site of Care. The Investor
     will not be charged any brokerage or management fee as outlined in paragraph 2. Dividends will be accrued by the Manager for full reinvestment under terms of Schedule B.

Administration
6.   The Resource Based Relative Value Plan shall be administered on behalf of the Investor by the Manager and shall report to the Investor on a regular basis. All administrative costs of the Plan, including expenses of the
     Manager, shall be paid by the Manager.

Reports
7.   Statements will be sent to the Investor on a quarterly basis by the
     Manager. The statements will set out the Site of Care opening record date, the dividend status, the amount of cash dividend available for reinvestment, and applicable withholding taxes. These statements are an
     Investor's continuing  record of its initial investment and status of its dividends and their reinvestment. In addition, the Investor will be sent annually the appropriate information for income tax reporting purposes.

                       XenaCare_____    Nutra Pharma_____
                                                                               2

                                   Schedule B
                     Nutra Pharma Dividend Reinvestment Plan

     XenaCare LLC, A Delaware Corporation ("Manager")  agrees to manage the
     Dividend Reinvestment of a $250,000 investment from Nutra Pharma
     ("Investor") in XenaCare's Site of Care Physician Program on the following terms:

The Manager
1.   XenaCare, LLC is a rapidly growing national healthcare limited liability company (the "Manager") under and pursuant to Title 6 Chapter 18 of the
     Delaware Code (the Delaware Limited Liability Company Act). The Manager
     received a certificate of formation that was executed and filed with the
     Delaware Secretary of State on the 20th day of December, 2001 pursuant to
     Section 18-20 of the Delaware Limited Liability Company Act. The Manager
     operates as a healthcare management services and product company with exclusive contract, lease rights and privileges within physician offices
     (Sites of Care) for providing to patients the benefits of protocol and product development technologies, as well as the expertise to supervise and/or manufacture, distribute, sell and/or resell FDA guideline supported non-prescription pharmaceuticals, tests, personnel and other related services. The Manager currently primarily operates in New York and Florida with its Corporate office located at 7700 Congress Avenue, Suite 3208, Boca
     Raton, Florida, 33487

Purpose
2.   The Site of Care Reinvestment Plan ("Plan") provides a method and opportunity for the Investor to  reinvest all of it's earned cash assets from the previously invested $250,000 in the original fifteen(15) SOC's into the opening of new SOC or maximizing already existing SOC without payment of any brokerage, management or service charges for the first 15 offices.

     The declaration of the available dividend assets to the Investors for reinvestment is at the discretion of the Manager. Dividend payment dates for the original investment are expected quarterly from time of first investment Site of Care Opening.

Benefits
3.   The reinvestment price for new Sites of Care or maximizing existing Sites of Care on behalf of the Investor shall be the cost of Opening a New Site of Care or maximizing that Site of Care at the time of the dividend reinvestment. The requirement of the reinvestment shall be set at 100% of the cost that would be required if the Manager were to open or maximize the
     Site of Care with its own investment.

                       XenaCare_____    Nutra Pharma_____
                                                                               1

     There are no brokerage commissions, service charges or management fees for the Manager to administrate the plan for the initial 15 offices. XenaCare reserves the right to assess the Investor fair and customary management fees to cover the Cost Requiremen for the Manager to identify, market, cluster and contract a new SOC opened beyond the original 15. Full investment of dividends is achieved when the plan accrues the Investor assets and reinvests at the point the Dividend reaches the requirement necessary to fund the opening of a new Site of Care.

     The Investor shall receive quarterly statements as to all Sites of Care that it has an Investment in as well as the status and schedule for the reinvestment of all dividend assets generated from its original investment.

     Participation in the Plan may be terminated at any time by either party.
     Cancellation shall become effective 60 days after certified mail receipt by the Manager or Investor of such a cancellation.

Non-Assignability
4.   The Right to participate in the Plan is not assignable by the Investors to any other entity

Method of Dividend Reinvestment
5.   The Investor's dividend assets shall be reinvested at 100% of their cash value after deduction of any applicable withholding tax. The Investor will be credited with the number of Sites of Care from its original Investment
     (15) and any new Sites of Care equal to the dividends reinvested for 95% of the cost of such openings.

Purchase Price
6.   The purchase price of Sites Of Care purchased by the Manager on behalf of the Investor with reinvested dividends will be 95% of the cost that would be required if the Manager, at the time of the reinvestment, were to open or maximize the Site of Care with its own investment. The Investor will not be charged any brokerage or management fee. Dividends will be accrued by the Manager until full investment for each new Site of Care is attained.

Fractional Assets utilization
Reinvestment SOC Dividend Eligibility
7.   It is to the benefit of both the Manager and the Investor to open Sites of
     Care as soon as possible. The Manager then has the discretion to utilize the Investor's fractional dividend assets to assist in the opening of a new
     Site of Care. Upon the time that the Investor has dividend assets in aggregate from any combination of the original SOC which achieve 95% of the cost of opening the new SOC, then the reinvested SOC will immediately be deemed eligible for the Investor accrue new  dividend assets from said reinvestment SOC. Unless notified in writing from the Investor, said new accrued dividend assets from reinvestment SOC's will be utilized by the
     Manager to assist in the opening of another new SOC.

Dividend Reinvestment Term
8.   The Term for eligibility for reinvestment from SOC dividends from this agreement shall be for a period of three (3) years from the date of this

                       XenaCare_____    Nutra Pharma_____
                                                                               2

Right to Change Initial Reinvestment Charge
     contract. Excluding the original fifteen (15) SOC any reinvestment into a new SOC may at the  Manager's discretion reflect new operations initial opening costs. Under these circumstances the cost to the Investor to reinvest in a new SOC may exceed $16,668 to achieve 95% of the cost of opening the new SOC. If this situation occurs then the Manager will share this cost information with the Investor and give the investor the right of refusal within 30 days to reinvest  into a new SOC at said elevated reinvestment cost or take the dividend in question as cash.

Administration
     The Plan shall be administered on behalf of the Investor by the Manager and shall report to the Investor on a regular basis. All administrative costs of the Plan, including expenses of the Manager, shall be paid by the
     Manager.

Statements and Reports
9.   Statements will be sent to the Investor on a quarterly basis by the
     Manager. The statements will set out the Site of Care opening record date, the dividend status, the amount of cash dividend available for reinvestment, and applicable withholding taxes. These statements are an
     Investor's continuing record of its initial investment and status of its dividends and their reinvestment. In addition, the Investor will be sent annually the appropriate information for income tax reporting purposes.

     Please sign the following Dividend Schedule you wish the Manager to manage for you:

     I  ____________________ Accept the terms of Schedule B of Dividend
     Reinvestment and Refuse the option of Dividend Cash Return in Schedule C at this time.

     I  ____________________ Refuse the terms of Schedule B of Dividend
     Reinvestment and Accept the option of Dividend Cash Return in Schedule C at this time

                                   Schedule C
                           NutraPharma Dividend Return

     XenaCare LLC, A Delaware Corporation ("Manager"), agrees to manage the
     $250,000 investment from NutraPharma ("Investor") in XenaCare's Site of
     Care (SOC) Physician Development Program (Plan) on the following terms:

The Manager
1.   XenaCare, LLC is a rapidly growing national healthcare limited liability company (the  "Manager") under and pursuant to Title 6 Chapter 18 of the
     Delaware Code (the Delaware Limited Liability Company Act). The Manager
     holds a certificate of formation that was executed and filed with the
     Delaware Secretary of State on the 20th day of December, 2001 pursuant to
     Section 18-20 of the Delaware Limited Liability Company Act.

     The Manager operates as a healthcare management services and product company with exclusive contract, lease rights and privileges within physician offices (SOC) for providing to patients the benefits of protocol and product development technologies, as well as the expertise to supervise and/or manufacture, distribute, sell and/or resell FDA guideline supported non-prescription pharmaceuticals, tests, personnel and other related services. The Manager currently primarily operates in New York and Florida with its Corporate office located at 7700 Congress Avenue, Suite 3208, Boca
     Raton, Florida, 33487

Purpose
Plan Benefits and Waived Total Cost Requirement
2.   The Plan provides a method and opportunity for the Investor to Invest
     $250,000 into the opening of fifteen(15) new SOC without payment of any brokerage, management or service charges. The investment requirement for the Plan in each SOC is $16,668 as per Schedule A, Exhibit 1. The requirement for investment in each Site of Care is $16,668 (15 SOC require
     $250,000) as per Schedule A, Exhibit 1. The Cost Requirement for the
     Manager to identify, market, cluster and contract fifteen (15) eligible SOC for the Plan is normally $37,500 ($2,500 per office). This Total Cost
     Requirement will be waived for the Investor under the terms of the initial opening of the first 15 SOC. The Investor has declared that it wishes to take the Dividends from each SOC and reinvest the dividends back into new
     SOC openings as per Schedule B.

Dividend Return Schedule
3.   By signing this Schedule the Investor wishes to take the dividends from each invested SOC as return on a cash scheduled basis.

                       XenaCare_____    Nutra Pharma_____
                                                                               1

Dividend Accounting and Investor Payout
     The Investor shall become eligible for cash return on its dividends for each of the fifteen (15) Invested SOC 90 days from the start date of each
     SOC opening. Each 30 days thereafter, the Investor shall receive the appropriate earned dividend from each eligible SOC. At the close of each month after the initial 90 days from the start of each  invested SOC, the dividend accrued from the SOC shall be accounted for and the appropriate dividend earnings shall be mailed to the Investor within fourteen days of the month's close.

SOC Operation
4.   The Manager shall manage all new SOC to maximize their productivity and effectiveness. Every reasonable attempt will be made to have the Investor's
     SOC reach profitability and achieve dividends based on a resource based relative value scale as depicted in Schedule A, Exhibit 3, and Schedule A,
     Exhibit 4, Dividend Schedule. If however, an SOC, for reasons not the fault of the Manager, becomes unfavorable to administrate and operate as determined by the Manger with a full-time Nurse Educator then the Investor shall continue to receive its dividend from the Plan for as long as sold
     NPP's generate revenue from  the SOC. The SOC so involved shall  be designated as a Maintenance SOC.

Maintenance SOC
     There are no brokerage commissions, service charges or management fees for the Manager to administrate the Plan.

     The Investor shall receive quarterly statements as to all SOC that it has an Investment in. The Investor, if applicable, shall also receive quarterly schedules for the reinvestment of all dividend assets generated from its original investment.

Cancellation
     Participation in an Invested SOC may be terminated at any time by the
     Investor. Cancellation shall become effective 60 days after certified mail receipt by the Manager of such a cancellation. At no time is the Manager liable for the Investor's investment nor is the Investor eligible for a refund of their investment.

Non-Assignability
5.   The Right to participate in the Plan is not assignable by the Investors to any other entity

Investment Price
6.   The investment price for the original fifteen 15 SOC paid to the Manager for the Plan on behalf of the Investor is $16,668 per SOC. For purposes of this Plan only, the Investor will not be charged any brokerage fee above the $16,668 per SOC. As advised by the Investor at the onset of this contract in writing, dividends will be accrued by the Manager for full reinvestment under terms of Schedule B.

Applicable Dividend Taxes
7.   Plan of this agreement shall be administered on behalf of the Investor by the Manager and shall report to the Investor on a regular basis. All

                       XenaCare_____    Nutra Pharma_____
                                                                               2

     administrative costs of the Plan, including expenses of the Manager, shall be paid by the Manager. However any and all taxes applicable to Investor earned dividends shall be the sole responsibility of the Investor.

Statements and Reports
8.   Statements will be sent to the Investor on a quarterly basis by the
     Manager. The statements will set out the SOC opening record date and the dividend status paid to date and applicable withholding taxes. These statements are an Investor's continuing record of its initial investment and status of its dividends. In addition, the Investor will be sent annually the appropriate information for income tax reporting purposes.

     Please sign the following Dividend Schedule you wish the Manager to manage for you:

     I  ____________________ refuse the terms of Schedule C of Cash Return on
     Dividends and Accept the option of Dividend Reinvestment in Schedule B at this time

     I  ____________________ accept the terms of Schedule C of Cash Return on
     Dividends and Refuse the option of Dividend Reinvestment in Schedule B at this time

                       XenaCare_____    Nutra Pharma_____
                                                                               3